EXHIBIT 10.1(b)

                              AMENDED AND RESTATED
                          RELIANCE FEDERAL SAVINGS BANK
                       1994 RECOGNITION AND RETENTION PLAN
                              FOR OUTSIDE DIRECTORS


                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN


         1.01 Reliance Federal Savings Bank hereby establishes the Recognition and Retention Plan (the "Plan") upon the terms and conditions hereinafter stated in this Recognition and Retention Plan.

                                   ARTICLE II
                               PURPOSE OF THE PLAN

         2.01 The purpose of the Plan is to recognize and retain Outside Directors of experience and ability by providing such persons with a proprietary interest in the Company as compensation for their contributions to the Bank and its Affiliates and as an incentive to make such contributions and to promote the Bank's growth and profitability in the future.


                                   ARTICLE III
                                   DEFINITIONS

         The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.


         3.01 "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue code of 1986, as amended (the "Code"), and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

         3.02     "Bank" means Reliance Federal Savings Bank.


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         3.03  "Beneficiary"  means  the  person  or  persons  designated  by  a
Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Bank and may be changed from time to time by similar written notice to the Board. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any or if none, his estate.

     3.04 "Board" means the Board of Directors of the Bank.

     3.05 "Common Stock" means shares of the common stock, $.01 par value per share, of the Company.

     3.06 "Company" shall mean Reliance Bancorp, Inc.

     3.07 "Conversion" means the conversion of the Bank from the mutual to the stock form of organization and the acquisition of the Bank by the Company.

     3.08 "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Outside Director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

     3.09 "Outside Director" means a member of the Board of Directors of the Bank or the Company, who is not also an Employee.

     3.10 "Plan Share Award" means a right granted under this Plan to earn Plan Shares.

     3.11 "Plan Shares" means shares of Common Stock held in the Trust and issued or issuable to a Recipient pursuant to the Plan.

     3.12 "Plan Share Reserve" means the shares of Common Stock held by the Trustee pursuant to Sections 5.03 and 5.04.

     3.13 "Recipient" means an Outside Director who receives a Plan Share Award under the Plan.

     3.14 "Retirement" means the termination of service from the Board of Directors of the Bank and/or the Company following written notice to the Board as a whole of such Outside Director's intention to retire or retirement as determined by the Bank's bylaws.

     3.15 "Trust" means a trust established by the Board in connection with this Plan to hold Plan assets for the purposes set forth herein.


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         3.16  "Trustee"  means that  person or persons  and entity or  entities approved by the Board pursuant to Sections 4.01 and 4.02 to hold legal title to any of the Plan assets for the purposes set forth herein.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 Role of the Board. The Plan Administrator shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove, replace or add any Trustees. The Board shall have all of the powers allocated to it in this and other Sections of the Plan.

         4.02 Limitation on Liability. No member of the Board or Trustee(s) shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                    ARTICLE V
                        CONTRIBUTIONS; PLAN SHARE RESERVE

         5.01 Amount and Timing of Contributions. The Bank shall contribute to the Trust an amount sufficient to purchase up to 101,430 shares of Common Stock. No contributions by Outside Directors shall be permitted. The Trustee may hold and commingle contributions to the Plan and earnings thereon with the assets of any other Recognition and Retention Plan maintained by the Bank.

         5.02 Initial Investment. Any amounts held by the Trust prior to the conversion of the Bank from a mutual to a stock savings Bank shall be invested by the Trustee in such interest-bearing account or accounts at the Bank as the Trustee shall determine to be appropriate.

         5.03 Investment of Trust Assets Upon the Conversion; Creation of Plan Share Reserve. Upon the Conversion, the Trustee shall invest all of the Trust's assets exclusively in Common Stock except as otherwise provided below; provided, however, that the Trust shall not invest in more than 101,430 shares of Common Stock which shall constitute the "Plan Share Reserve." In the event that all or a portion of the designated number of the shares of Common Stock are not available for purchase by the Trust in the Conversion, the Trustee in accordance with applicable rules and regulations shall purchase shares of Common Stock in the open market or, in the alternative, shall

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purchase  authorized  but  unissued  shares of the Common Stock from the Company sufficient to fund the Plan Share Reserve. Any earnings received with respect to Common Stock held in the Reserve shall be held in an interest bearing account. Any earnings received with respect to Common Stock subject to a Plan Share Award shall be held in an interest bearing account on behalf of the individual Recipient.

         5.04 Effect of Allocations and Forfeitures Upon Plan Share Reserves. Upon the allocation of Plan Share Awards under Section 6.02, the Plan Share Reserve shall be reduced by the number of Shares subject to the Awards so allocated. Any Shares subject to an Award which may not be earned because of a forfeiture by the Recipient pursuant to Section 7.01 shall be returned (added) to the Plan Share Reserve.

                                   ARTICLE VI
                            ELIGIBILITY; ALLOCATIONS

         6.01 Eligibility. Outside Directors of the Bank and its Affiliates are eligible to receive Plan Share Awards.

         6.02     Allocations.

                  (a) Each Outside Director serving in such capacity as of the date of the Bank's Conversion shall be granted a Plan Share Award of 19,665 Plan Shares (0.19% of the total number of shares of Common Stock issued in the conversion) (the "Fixed Award").

                  (b) If additional shares are available under the Plan after satisfying the awards granted in Section 6.02(a) above, the Board of Directors of the Bank may grant additional Plan Share Awards to Outside Directors. The terms and conditions of the Plan Share Awards will be set forth in an Award Agreement executed by the Bank and the Plan Share Award recipient.

         6.03 Form of Allocation. As promptly as practicable after a determination is made pursuant to Section 6.02 that a Plan Share Award has been granted, the recipient shall be notified in writing of the grant of a Plan Share Award. Such notice shall include the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award may be earned. The Bank shall maintain records as to all grants of Plan Share Awards under the Plan.



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                                   ARTICLE VII
             EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

         7.01     Earning Plan Shares; Forfeitures.

                  (a) General Rules. Plan Shares subject to an Award granted pursuant to Section 6.02(a) herein shall be earned by a Recipient at the rate of twenty percent (20%) annually of the aggregate number of shares covered by the Award commencing one year from the date of grant for awards made to Outside Directors serving in such capacity at the time of the Conversion. . If an Outside Director who is not renominated, reelected or otherwise discontinues service on the Board prior to earning all Plan Shares subject to an Award for any reason (except as specifically provided in Subsections (b) and (c) below), the Recipient shall forfeit the right to earn any Shares subject to the Award which have not theretofore been earned. Plan Shares subject to an Award granted pursuant to Section 6.02(b) herein shall vest in accordance with the terms and conditions set forth in each recipient's Award Agreement.

         In determining the number of Plan Shares which are earned, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned, on the fifth anniversary of the date of grant.

                  (b) Exception for Terminations Due to Death or Disability. Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Recipient whose service with the Bank or an Affiliate terminates due to death or Disability, shall be deemed earned as of the Recipient's last day of service with the Bank or an Affiliate. Provided, however, that if the Recipients' last day of service results from Disability within one year of the date of Conversion, the shares earned by the Recipient may not be disposed of by the Recipient during the one-year period following the Conversion.

                  (c) Exception for Terminations After a Change in Control. Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Recipient who is not renominated or reelected to serve on the Board of Directors of the Bank or the Company following a Change in Control of the Bank or Company shall be deemed earned as of the Recipient's last day of service as an Outside Director with the Bank or an Affiliate. A "Change in Control of the Bank or the Company" is defined as a Change in Control of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes

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the  "beneficial  owner"  (as  defined in Rule 13d-3  under the  Exchange  Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the combined voting power of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or
(B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the association or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity; or (D) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current
management  of  the  Company,   seeking  stockholder   approval  of  a  plan  of
reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Company.

                  (d) Revocation for Misconduct. Notwithstanding anything herein to the contrary, any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether or not yet earned, will be automatically revoked, rescinded and terminated in the case of an Outside Director who is discharged from the Board of Directors for cause (as hereinafter defined), or who is discovered after termination of service to have engaged in conduct that would have justified termination for cause. "Cause" is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) which results in a material loss to the Bank or a final cease and desist order.

         7.02 Accrual of Dividends. Whenever Plan Shares are paid to a Recipient or Beneficiary under Section 7.03, such Recipient or Beneficiary shall also be entitled to receive, with respect to each Plan Share paid, an amount attributable to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Award was granted and the date the Plan Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends so paid out.


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         7.03     Distribution of Plan Shares.

                  (a) Timing of Distributions: General Rule. Except as provided in Subsection (b) below, Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.

                  (b) Form of Distribution. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and payable. Payments representing accumulated dividends (and earnings thereon) shall be made in cash or Common Stock.

                  (c) Taxes. The Trustee may deduct from any payment or distribution made under this Plan sufficient amounts of shares of Common Stock to cover any applicable tax obligations incurred as a result of vesting of Plan Share Awards. If this Plan is qualified under 17 C.F.R. ss. 240.16b-3 under the Exchange Act, then any deduction for taxes shall comply with 17 C.F.R.
ss. 240.16b-3.

         7.04 Voting of Plan Shares. After a Plan Share Award has been granted, the Recipient shall be entitled to direct the Trustee as to the voting of the Plan Shares which are covered by the Plan Share Award and which have not yet been earned and distributed to him pursuant to Section 7.03. All shares of Common Stock held by the Trust as to which Recipients are not entitled to direct, or have not directed, the voting, shall be voted by the Trustee in the same proportion as Plan Shares which have been awarded and voted.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 Adjustments for Capital Changes. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of Plan Shares available for issuance pursuant to the Plan shall automatically be adjusted and the number of shares to which any Plan Share Award relates shall automatically be adjusted to prevent dilution or enlargement of the rights granted to the Recipient under the Plan.

         8.02 Nontransferable. Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Award by the Bank pursuant to Section 6.03.

         8.03 Right to Serve as a Director. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee or the Bank in connection with the Plan

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shall create any right on the part of any Outside  Director to continue to serve as an Outside Director of the Bank or an Affiliate thereof, or the Company.

         8.04 Voting and Dividend Rights. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Sections 7.02 and
7.04 above, prior to the time said Plan Shares are actually distributed to him or her.

         8.05 Governing Law. The Plan and Trust shall be governed by the laws of the State of Delaware to the extent not pre-empted by the laws of the United States.

         8.06 Effective Date. This Plan is effective as of the effective date of the Conversion of the Bank from the mutual to capital stock from of organization. Following Conversion, the Plan shall be presented to stockholders of the Company for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; and (ii) maintaining (if listed) listing on the Nasdaq National Market; provided, however, that the failure to obtain shareholder ratification will not affect the validity of the Plan and the Plan Share Awards thereunder.

         8.07 Compliance with Section 16. If this Plan is qualified under 17 C.F.R. ss.240.16b-3 of the Exchange Act Rules, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law.

         8.08 Term of Plan. This Plan shall remain in effect until the earlier of (1) 21 years from the Effective Date, (2) termination of the Plan by a majority of the outstanding shares of the Common Stock entitled to vote; provided, however, no such termination shall without the consent of the affected Recipients' rights under a previously granted Plan Share Award or (3) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.


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                  IN WITNESS  WHEREOF,  the Bank established this Plan which was executed by its duly authorized executive officer , effective as of the 31st day of March, 1994 and is amended and restated as of June 17, 1998.


                                                     By:


Attest:


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